Exhibit 99.1


                                                          FOR IMMEDIATE RELEASE

Contact:
Lilly Donohue
Investor Relations
212-798-6118

             Global Signal Inc. Announces Third Quarter 2005 Results

-------------------------------------------------------------------------------


Third Quarter 2005 Highlights

     o Adjusted EBITDA increased to $55.5 million, or $0.79 per diluted common share; net loss of $15.4 million, or $.23 per diluted share, attributed primarily to the increases in non-cash depreciation, amortization and accretion incurred with respect to the Sprint towers discussed below, costs incurred to integrate these assets into our operations and interest expense related to the financing of the sites.

     o Adjusted FFO increased to $30.3 million, or $0.43 per diluted common share.

     o   Increased the second quarter dividend to $0.50 per common share.

     o Since the beginning of 2005, in addition to the Sprint towers discussed below, we have acquired or entered into definitive agreements to acquire 748 wireless communications sites for a total purchase price of approximately $223.9 million, including fees and expenses.

Sarasota, Florida, November 8, 2005 - Global Signal Inc. (NYSE: GSL) today reported a net loss for the quarter ended September 30, 2005 of $15.4 million, or $0.23 per diluted common share, compared with net income of $5.3 million, or $0.10 per diluted common share for the third quarter of 2004. The net loss incurred during the third quarter is primarily attributable to the increases in non-cash depreciation, amortization and accretion incurred with respect to the Sprint towers acquired on May 26, 2005, costs incurred to integrate these Sprint sites into Global Signal's operations and interest expense related to the financing of the sites. For the first nine months of 2005, Global Signal reported a net loss of $21.0 million, or $0.35 per diluted common share, compared to net income of $2.7 million, or $0.06 per diluted common share, in the first nine months of 2004.

For the quarter ended September 30, 2005, Adjusted EBITDA (as defined below in Non GAAP Measures - Adjusted EBITDA) increased to $55.5 million, or $0.79 per diluted common share, which represents a per share increase of 65% from our Adjusted EBITDA per diluted common share of $0.48 in the third quarter of 2004. On a sequential basis, the third quarter 2005 Adjusted EBITDA per share was up 22% from our second quarter 2005 Adjusted EBITDA per share of $0.65 per diluted common share. For the first nine months of 2005, Adjusted EBITDA was $127.4 million, or $2.05 per diluted common share, as compared to $72.4 million, or $1.50 per diluted common share, for the first nine months of 2004.

Adjusted FFO (as defined below in Non GAAP measures - Adjusted Funds from Operations) for the quarter ended September 30, 2005 increased to $30.3 million, or $0.43 per diluted common share, which represents a per share increase of 26% from our Adjusted FFO per diluted share of $0.34 in the third quarter of 2004. The third quarter 2005 Adjusted FFO per diluted common share was up 10% from our second quarter 2005 Adjusted FFO per share of $0.39 per diluted common share. For the first nine months of 2005, Adjusted FFO increased to $76.0 million or $1.22 per diluted common share as compared to $51.1 million or $1.06 per diluted common share in the same period in 2004.

For the quarter ended September 30, 2005, we paid a dividend of $0.50 per share of common stock. This represented a 33% increase over the dividend per share we paid with respect to the third quarter of 2004 of $0.375 per share of common stock and an 11% increase over the dividends per share we paid for the second quarter of 2005.

Wesley R. Edens, Chairman and Chief Executive Officer commented, "Today, Global Signal's portfolio is one of the best in the industry. We are pleased with our third quarter results which reflect the strong leasing activity on our newly acquired towers. Terrific industry fundamentals will continue to drive our organic cash flow growth. Our well-located assets combined with our commitment to superior customer service, positions us to be the wireless landlord of choice."

Investment Activity

From the beginning of 2005 through November, we have acquired or entered into definitive agreements to acquire 748 towers and wireless communications sites for an aggregate purchase price of approximately $223.9 million, including estimated fees and expenses. These investments include $25.3 million for the purchase of a real estate interest under our towers, which was previously leased to us from third parties. In addition, on May 26, 2005, we closed on an agreement with Sprint Corporation and certain of its subsidiaries ("Sprint") pursuant to which we agreed to lease or operate approximately 6,600 wireless communication sites for a period of 32 years. We paid approximately $1.2 billion at closing as prepaid rent with no further rental payments to Sprint required over the 32 year period.

For a more complete description of the Sprint transaction, see our Current Reports on Form 8-K and 8-K/A filed with the Securities and Exchange Commission on May 27, 2005 and June 6, 2005, respectively.

Wireless Communication Towers

David Grain, our President, added, "This was our first full quarter of operations since completing the Sprint transaction. During the third quarter, our sites enjoyed strong leasing activity from both the big four wireless telephony service providers as well as from other national and regional carriers. We continue to have a robust pipeline of applications and I expect it to have a positive impact on our leasing activity next quarter."

Global Signal's wireless communication sites are located in major metropolitan areas throughout the United States and alongside major highways. As of September 30, 2005, we owned, leased or managed approximately 11,000 wireless communications sites with over 75% of our towers located in the 100 largest U.S. BTAs. In addition, as of September 30, 2005, over 80% of Global Signal's revenue was generated from wireless telephony service providers and investment grade tenants.

Business Strategy

Our business strategy is to grow our dividend, Adjusted EBITDA and Adjusted FFO by:

         (1)  organically adding additional tenants to our existing towers;
         (2) acquiring towers with existing telephony tenants in locations where we believe there are opportunities for organic growth; and
         (3) financing these newly acquired towers on a long-term basis using equity combined with low-cost fixed-rate debt obtained through the issuance of mortgage-backed securities.

Conference Call

Management will conduct a conference call on November 8, 2005 to review the financial results for the three months ended September 30, 2005. The conference call is scheduled for 3:30 P.M. Eastern time. All interested parties are welcome to participate in the live call. The conference call can be accessed by dialing
(866) 323-2841 ten minutes prior to the scheduled start and referencing the "Global Signal Third Quarter 2005 Earnings Call." International callers should dial (706) 643-3330.

A web cast of the conference call will be available to the public on a listen-only basis on our website at www.gsignal.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the Internet broadcast. A replay of the web cast will be available for seven days following the call.

For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on November 22, 2005 by dialing (800) 642-1687 or (706) 645-9291; please reference access code "1690417."

About Global Signal

Global Signal owns, leases or manages approximately 11,000 towers and other wireless communications sites. Global Signal is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. For more information on Global Signal and to be added to our e-mail distribution list, please visit www.gsignal.com.

Safe Harbor

Certain items in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to our ability to deploy capital, close accretive acquisitions, close dispositions of under-performing sites, close acquisitions under letters of intent and purchase agreements, integrate the Sprint sites into our operations and the timing of such integration, pay or grow dividends, generate growth organically or through acquisitions, secure financing and increase revenues, Adjusted EBITDA and/or Adjusted FFO (or AFFO) and add telephony tenants; and increased competition for the acquisition of communication sites; and statements relating to the cost of the Sprint transaction (including fees and expenses). Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "would," "project," "predict," "continue" or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, failure to successfully and efficiently integrate the Sprint sites into our operations, difficulties in acquiring towers at attractive prices or integrating acquisitions with our operations, increased competition for the acquisition of communication sites, increased prices and lower multiples for potential acquisitions of communication sites, a decrease in the demand for our communications sites and our ability to attract additional tenants, the economies, real estate markets and wireless communications industries in the regions where our sites are located, consolidation in the wireless industry and changes to the regulations governing wireless services, the creditworthiness of our tenants, customer concentration and the loss of one or more of our major customers, the terms of our leases, integration of or enhancements to new software systems, our ability to compete, competing technologies, equipment and software developments, our ability to modify our towers, our ability to obtain or refinance credit facilities and mortgage loans on favorable terms, our failure to comply with federal, state and local laws and regulations and changes in the law, our failure to comply with environmental laws, our ability to conduct our business effectively, secure financing and generate revenues, the termination of site management agreements, disasters and other unforeseen events, the demonstrated or perceived negative health effects from our towers or other equipment, our ability to qualify as a REIT, REIT distributions requirements and the stock ownership limit imposed by the Internal Revenue Code for REITs and other risks detailed from time to time in Global Signal's SEC reports including its Form 10-K filed on March 31, 2005. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release and/or the associated earnings conference call. The factors discussed above and the other factors noted in our SEC filings could cause our actual results to differ significantly from those contained in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

                               GLOBAL SIGNAL INC.
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                     (in thousands, except per share data)

                                                                                 Three Months Ended September 30,
                                                                          ---------------------------------------------
                                                                                   2005                    2004
                                                                          ----------------------  ---------------------
                                                                                                       (restated)
Revenues                                                                   $            116,171    $            45,792
                                                                          ----------------------  ---------------------
Direct site operating expenses (excluding depreciation,
   amortization and accretion)                                                           53,630                 14,419
Selling, general and administrative (including $270 and $228
   of non-cash stock-based compensation expense, respectively)                           10,520                  5,846
Sprint sites integration costs                                                            2,222                      -
State franchise, excise and minimum taxes                                                   159                    163
Depreciation, amortization and accretion                                                 41,862                 13,725
                                                                          ----------------------  ---------------------
                                                                                        108,393                 34,153
                                                                          ----------------------  ---------------------
Operating income                                                                          7,778                 11,639
Interest expense, net                                                                    24,608                  6,393
Gain on derivative instruments                                                           (2,024)                     -
Other expenses (income)                                                                     (29)                   (76)
                                                                          ----------------------  ---------------------
Income (loss) from continuing operations before
   income tax benefit (expense)                                                         (14,777)                 5,322
Income tax benefit (expense)                                                                 55                   (212)
                                                                          ----------------------  ---------------------
Income (loss) from continuing operations                                                (14,722)                  5,110
Income (loss) from discontinued operations                                                  (41)                    190
                                                                          ----------------------  ---------------------
Income (loss) before gain (loss) on sale of properties                                  (14,763)                 5,300
Gain (loss) on sale of properties                                                          (678)                     1
                                                                          ----------------------  ---------------------
Net income (loss)                                                          $            (15,441)   $             5,301
                                                                          ======================  =====================

Basic income (loss) per common share:
   Income (loss) from continuing operations                                $              (0.22)   $              0.10
   Income (loss) from discontinued operations                                             (0.00)                  0.00
   Gain (loss) on sale of properties                                                      (0.01)                  0.00
                                                                          ----------------------  ---------------------
   Net income (loss)                                                       $              (0.23)   $              0.10
                                                                          ======================  =====================

Diluted income (loss) per common share:
   Income (loss) from continuing operations                                $              (0.22)   $              0.10
   Income (loss) from discontinued operations                                             (0.00)                  0.00
   Gain (loss) on sale of properties                                                      (0.01)                  0.00
                                                                          ----------------------  ---------------------
   Net income (loss)                                                       $              (0.23)   $              0.10
                                                                          ======================  =====================

Dividends declared per common share                                        $             0.5000                  0.375
                                                                          ======================  =====================

Weighted average number of common shares outstanding
   Basic                                                                                 68,437                 50,608
                                                                          ======================  =====================
   Diluted                                                                               68,437                 53,232
                                                                          ======================  =====================

                               GLOBAL SIGNAL INC.
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                     (in thousands, except per share data)

                                                                                  Nine Months Ended September 30,
                                                                          ---------------------------------------------
                                                                                   2005                    2004
                                                                          ----------------------  ---------------------
                                                                                                       (restated)
Revenues                                                                   $            248,024    $           131,488
                                                                          ----------------------  ---------------------
Direct site operating expenses (excluding depreciation,
   amortization and accretion)                                                           99,674                 40,791
Selling, general and administrative (including $1,560 and $3,440
   of non-cash stock-based compensation expense, respectively)                           26,674                 21,475
Sprint sites integration costs                                                            5,385                      -
State franchise, excise and minimum taxes                                                   490                    500
Depreciation, amortization and accretion                                                 87,665                 38,485
                                                                          ----------------------  ---------------------

                                                                                        219,888                101,251
                                                                          ----------------------  ---------------------
Operating income                                                                         28,136                 30,237
Interest expense, net                                                                    50,347                 19,294
Gain on derivative instruments                                                           (2,024)                     -
Loss on early extinguishment of debt                                                        461                  8,449
Other expenses (income)                                                                    (111)                   (84)
                                                                          ----------------------  ---------------------
Income (loss) from continuing operations before
   income tax benefit (expense)                                                         (20,537)                 2,578
Income tax benefit (expense)                                                                564                   (324)
                                                                          ----------------------  ---------------------
Income (loss) from continuing operations                                                (19,973)                 2,254
Income (loss) from discontinued operations                                                 (335)                   343
                                                                          ----------------------  ---------------------
Income (loss) before gain on sale of properties                                         (20,308)                 2,597
Gain (loss) on sale of properties                                                          (661)                   137
                                                                          ----------------------  ---------------------
Net Income (loss)                                                          $            (20,969)   $             2,734
                                                                          ======================  =====================

Basic income (loss) per common share:
   Income (loss) from continuing operations                                $              (0.33)   $              0.05
   Income (loss) from discontinued operations                                             (0.01)                  0.01
   Gain (loss) on sale of properties                                                      (0.01)                  0.00
                                                                          ----------------------  ---------------------
   Net Income (loss)                                                       $              (0.35)   $              0.06
                                                                          ======================  =====================

Diluted loss per common share:
   Income (loss) from continuing operations                                $              (0.33)   $              0.05
   Income (loss) from discontinued operations                                             (0.01)                  0.01
   Gain (loss) on sale of properties                                                      (0.01)                  0.00
                                                                          ----------------------  ---------------------
   Net Income (loss)                                                       $              (0.35)   $              0.06
                                                                          ======================  =====================

Dividends declared per common share                                        $               1.35    $              1.00
                                                                          ======================  =====================

Weighted average number of common shares outstanding
   Basic                                                                                 60,141                 45,395
                                                                          ======================  =====================
   Diluted                                                                               60,141                 48,246
                                                                          ======================  =====================

                               GLOBAL SIGNAL INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                                  September 30,         December 31,
                                                                      2005                  2004
                                                                -----------------    -----------------
                                   Assets                         (unaudited)
Current assets
   Cash and cash equivalents                                     $        59,880      $         5,991
   Accounts receivable, net                                                7,053                  533
   Other current assets                                                   47,936                9,772
                                                                -----------------    -----------------
        Total current assets                                             114,869               16,296

Long-term assets
   Cash and cash equivalents-Restricted                                   18,602               72,854
   Fixed assets, intangibles and other assets                          2,149,722              834,219
                                                                -----------------    -----------------
        Total long-term assets
                                                                       2,168,324              907,073
                                                                -----------------    -----------------
Total assets                                                     $     2,283,193      $       923,369
                                                                =================    =================

                    Liabilities and Stockholders' Equity
Liabilities
   Current liabilities                                           $        96,428      $        50,298
   Current portion of long-term debt                                     962,750                8,268
   Long-term debt, net of current portion                                692,187              698,652
   Other long-term liabilities                                            34,453               12,954
                                                                -----------------    -----------------
    Total liabilities                                               $  1,785,818         $    770,172
                                                                -----------------    -----------------
Stockholders' equity                                                     497,375              153,197
                                                                -----------------    -----------------
Total liabilities and stockholders' equity                          $  2,283,193         $    923,369
                                                                =================    =================

Non GAAP Measures - Adjusted EBITDA

We define Adjusted EBITDA as equal to net income before interest, income tax expense (benefit), depreciation, amortization and accretion, loss on early extinguishment of debt, impairment losses on discontinued operations, gains or losses on the disposition of properties, non-cash stock-based compensation expense, Sprint sites integration costs, the gain on interest rate derivatives which do not qualify for hedge accounting, and the non-cash impact from straight-lining rental revenue and expense. Adjusted EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States, or "GAAP."

The costs included as Sprint sites integration costs primarily relate to the costs of (i) personnel reviewing tenant and ground leases to verify the data captured for future tenant billing and landlord payments, (ii) personnel physically inspecting the condition of the Sprint sites and verifying the tenants on such sites, (iii) personnel organizing and filing site related documents into our electronic databases so that they can be easily accessed by our operations in the future, and (iv) purchasing missing structural and other engineering and compliance documents required to efficiently run our future operations. We expect to continue to incur Sprint sites integration costs during the fourth quarter of 2005. The incremental costs of operating the Sprint assets are not classified as integration costs.

We use Adjusted EBITDA as a measure of operating performance. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities or other income statement or cash flow statement data prepared in accordance with GAAP. In addition, Adjusted EBITDA may not be comparable to similarly titled measurements employed by other companies.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance for the following reasons:

   o it is one of the primary measures used by our management to evaluate the economic productivity of our operations, including the efficiency of our employees and the profitability associated with their performance, the realization of contract revenues under our tenant leases, our ability to obtain and maintain our customers and our ability to operate our leasing business effectively;
   o it is widely used in the wireless tower industry to measure operating performance without regard to non-cash items such as depreciation, amortization and accretion, which can vary depending upon the book value and age of assets; and
   o we believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

                                                        Three Months Ended September 30,     Nine Months Ended September 30,
                                                       ----------------------------------- -----------------------------------
                                                              2005              2004             2005               2004
                                                       ----------------- ----------------- ----------------- -----------------
                                                                                   (in thousands)
Net Income (Loss)                                               (15,441)            5,301           (20,969)            2,734

Depreciation, amortization and accretion (1)                     41,938            13,849            87,955            38,619
Interest, net                                                    24,609             6,393            50,347            19,294
Sprint sites integration costs                                    2,222                 -             5,385                 -
Straight-line revenues                                           (5,492)             (537)           (8,223)           (1,833)
Straight-line rent expense                                        8,310               541            12,597             1,660
Income tax expense (benefit)                                        (55)              212              (564)              324
Loss on early extinguishment of debt                                  -                 -               461             8,449
Non-cash stock based compensation expense                           270               228             1,560             3,440
(Gain) loss on sale of properties (2)                               716              (319)             (643)             (291)
Gain on derivative instruments                                   (2,024)                -            (2,024)                -
Impairment of assets held for sale                                  410                 -             1,558                 -

                                                       ----------------- ----------------- ----------------- -----------------
Adjusted EBITDA (3)                                              55,463            25,668           127,440            72,396
                                                       ================= ================= ================= =================

(1) Depreciation, amortization and accretion includes $41.8 million, $13.7 million, $87.7 million, and $38.5 million for the quarters ended September 30, 2005, and 2004, and the nine months ended September 30, 2005 and 2004, respectively, related to discontinued operations.

(2) (Gain) loss on sale of properties includes $.7 million, $0 million, $.7 million, and $(.1) million for the quarters ended September 30, 2005, and 2004, and the nine months ended September 30, 2005 and 2004, respectively, related to continuing operations; and $0 million, ($.3) million, ($1.3) million, and $(.2) million for the quarters ended September 30, 2005, and 2004, and the nine months ended September 30, 2005 and 2004, respectively, related to continuing opera

(3) Diluted shares used in the calculation of Adjusted EBITDA per share are 70,624 and 62,201 for the three and nine months ended September 30, 2005, respectively, and 53,232 and 48,246 for the three and nine months ended September 30, 2004, respectively.

Our management uses Adjusted EBITDA:

   o in presentations to our Board of Directors to enable it to have the same measurement of operating performance used by management;
   o for planning purposes, including the preparation of our annual operating budget;
   o for compensation purposes, including as the basis for annual incentive bonuses for certain employees;
   o as a valuation measure in strategic analyses in connection with the purchase and sale of assets;
   o with respect to compliance with our credit facilities, which require us to maintain certain financial ratios based on Consolidated EBITDA which is equivalent to Adjusted EBITDA except that Consolidated EBITDA (i) annualizes the Adjusted EBITDA contributed from newly acquired towers until such towers have been owned for twelve months and (ii) also excludes asset impairment charges, gains or losses on the disposition of fixed assets, extraordinary gains or losses, gains or losses on foreign currency exchange and certain other non-cash charges; and
   o as a measurement of operating performance because it assists us in comparing our operating performance as it removes the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

There are material limitations to using a measure such as Adjusted EBITDA, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, which directly affect our net income or loss. We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income or loss. Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

Non GAAP Measure - Adjusted Funds from Operations ("FFO")

We define Adjusted FFO as equal to net income or loss plus real estate depreciation, amortization and accretion, asset impairment charges, loss on early extinguishment of debt, non-cash stock-based compensation expense expense, gains and losses on sales of properties, Sprint sites integration costs, the mark to market impact of interest rate derivatives which do not qualify for hedge accounting and the non-cash impact from straight-lining rental revenue and expenses. We believe Adjusted Funds From Operations, or Adjusted FFO, is an appropriate measure of the performance of REITs because it provides investors with an understanding of our ability to incur and service debt and make capital expenditures.

Adjusted FFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, Adjusted FFO may not be comparable to similarly titled measurements employed by other companies.

                                                        Three Months Ended September 30,     Nine Months Ended September 30,
                                                       ----------------------------------- -----------------------------------
                                                              2005              2004             2005               2004
                                                       ----------------- ----------------- ----------------- -----------------
                                                                                   (in thousands)
Net Income (Loss)                                       $       (15,441)  $         5,301   $       (20,969)  $         2,734

Real estate depreciation, amortization
  and accretion (1)                                              41,287            13,113            86,251            36,927
Sprint sites integration costs                                    2,222                 -             5,385                 -
Straight-line revenues                                           (5,492)             (537)           (8,223)           (1,833)
Straight-line rent expense                                        8,310               541            12,597             1,660
Loss on early extinguishment of debt                                  -                 -               461             8,449
Non-cash stock based compensation expense                           270               228             1,560             3,440
(Gain) loss on sale of properties (2)                               716              (319)             (643)             (291)
Gain on derivative instruments                                   (2,024)                -            (2,024)                -
Impairment of assets held for sale                                  410                 -             1,558                 -

                                                       ----------------- ----------------- ----------------- -----------------
Adjusted Funds From Operations (3)                      $        30,258   $        18,327   $        75,953   $        51,086
                                                       ================= ================= ================= =================

(1) Real estate depreciation, amortization and accretion includes $41.2 million, $12.9 million, $85.9 million, and $36.8 million for the quarters ended September 30, 2005 and 2004, and the nine months ended September 30, 2005 and 2004, respectively, related to continuing operations; and $.1 million, $.2 million, $.4 million, and $.1 million for the quarters ended September 30, 2005 and 2004, and the nine months ended September 30, 2005 and 2004, respectively, related to discontinued operations.

(2) (Gain) loss on sale of properties includes $.7 million, $0 million, $.7 million, and $(.1) million for the quarters ended September 30, 2005 and 2004, and the nine months ended September 30, 2005 and 2004, respectively related to continuing operations; and $0 million, ($.3) million, ($1.3) million, and ($.2) million for the quarters ended September 30, 2005 and 2004, and the nine months ended September 30, 2005 and 2004, respectively, related to discontinued operations.

(3) Diluted shares used in the calculation of Adjusted FFO per share are 70,624 and 62,201 for the three and nine months ended September 30, 2005, respectively, and 53,232 and 48,246 for the three and nine months ended September 30, 2004, respectively.

Our management uses Adjusted FFO:

         o in monthly management reports;

         o to provide a measure of our REIT operating performance that can be compared to other companies' measurements; and

         o as an important supplemental measure of operating performance.

Supplemental Unaudited Financial Information

For the three months ended September 30, 2005 and September 30, 2004, our revenue mix for the primary technology categories was as follows:

                  Revenue Percentage by Tenant Technology Type

                                       Percent of Revenues for the 3 months ended
                               -----------------------------------------------------------
Technology Type                     September 30, 2005            September 30, 2004
------------------------------------------------------------  ----------------------------
Telephony                                  78.1%                         46.6%
Mobile radio                               10.3                          21.7
Paging                                      6.6                          20.2
Broadcast                                   3.1                           7.4
Wireless data and other                     1.9                           4.1
                               -----------------------------  ----------------------------
Total                                     100.0%                        100.0%
                               =============================  ============================


Capital expenditures, excluding acquisitions of towers and other communications sites, for the three and nine months ended September 30, 2005 and 2004 were as follows:

                                                           Capital Expenditures

                                   Three Months Ended September 30,        Nine Months Ended September 30,
                                ------------------------------------------------------------------------------
                                      2005                2004                 2005               2004
                                ------------------ -------------------  ------------------- ------------------
                                                               (in thousands)
Maintenance                           $     1,120          $      816          $     3,121        $     2,235
EBITDA enhancing (1)                        5,140               1,204                7,165              3,246
Corporate (2)                                 424                 518                2,231              3,146
                                ------------------ -------------------  ------------------- ------------------
Total capital expenditures            $     6,684          $    2,538          $    12,517        $     8,627
                                ================== ===================  =================== ==================

(1) EBITDA enhancing capital expenditures generally represent tower improvements to accommodate additional tenants or equipment, as well as the conversion of lit sites to satellite monitoring to reduce costs.

(2) Corporate includes $.2 million and $1.2 million of capital expenditures on software systems, which the company financed through a capital lease, for the nine months ended September 30, 2005 and 2004, respectively.


Communication Site portfolio activity from January 1, 2005 to September 30, 2005 was as follows:

                      Communication Site Portfolio Activity

No. of Communication Sites                 Owned            Managed            Total
----------------------------------- ------------------- ---------------- ----------------
As of January 1, 2005                            3,253              807            4,060
Sprint sites (1)                                 6,561                -            6,561
Other acquisitions                                 510                1              511
Dispositions, reclassifications
  and transfers to held for sale                   (85)             (95)            (180)
                                    ------------------- ---------------- ----------------
As of September 30, 2005                        10,239              713           10,952
                                    =================== ================ ================

(1) The Sprint sites are leased or operated under a 32 year agreement for which Global Signal made an upfront payment of approximately $1.2 billion. Based on the length of our lease rights, we have classified the sites as owned.